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                                                                   EXHIBIT 21


                         SUBSIDIARIES OF REGISTRANT


Name                                        State of Incorporation
----                                        ----------------------

Westland Associates, Inc.                   California
Logic Technology Group, Inc.                California
Westminster Finance, Inc.                   California
One Source Industries, LLC                  California
Physician Advantage, LLC                    California